Exhibit 99.9

FIRST COMMUNITY BANK CORPORATION

OF AMERICA

2007 STOCK REPURCHASE PLAN

On November 13, 2007, the Board of Directors (“Board”) of First Community Bank Corporation of America (“FCBA”) authorized management to establish a Stock Repurchase Plan (“Repurchase Plan”), whereby FCBA will be able to purchase shares of its common stock in the open market as such shares become available. The following sets forth the terms and parameters of the Repurchase Plan established by the Board of Directors.

General

First Community Bank Corporation of America is a unitary savings and loan holding company and parent company of First Community Bank of America, a federally-chartered stock savings bank located in Pinellas County, Florida. FCBA has two wholly-owned subsidiaries, First Community Bank of America and First Community Lender Services, Inc. FCBA, First Community Bank of America and First Community Lender Services, Inc. are collectively referred to herein as the “Company.” At December 31, 2006, the Company had consolidated total assets of $390,899,000 and $33,682,000 in stockholders’ equity. The Company had net earnings of $3,652,000 for 2006.

The Board and management have examined the potential impact of the Stock Repurchase Plan on FCBA’s earnings per share, book value and return on equity. The consolidated earnings of FCBA have steadily increased since 2005, and FCBA has no reason to believe that such trends will not continue. FCBA believes it will continue to generate capital through retained earnings in an amount which will significantly exceed its requirement for any planned growth or expansion plans. To enhance FCBA’s return on equity, it is the opinion of the Board and management that the surplus capital of FCBA should be used to repurchase its outstanding shares. The intent of the Repurchase Plan is to further enhance the liquidity of FCBA’s common stock. The current market for bank stocks in general has created an opportunity for FCBA to repurchase its stock at an attractive price. The Board and management believe that the Repurchase Plan will assist FCBA in its objective to remain a strong, independent Florida financial institution, while creating value for its shareholders.

Stock Repurchase Plan

The repurchase of shares by FCBA is subject to the Florida Business Corporation Act (Section 607.0631, Florida Statutes); the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, specifically Rule 10b-18; the Rules of the Federal Reserve Board, specifically 12 C.F.R. §225.4 and the Bank Holding Company Act of 1956, and the rules and regulations promulgated thereunder. Based upon the Company’s earnings for the year ending December 31, 2006, and on the projected earnings for 2007, and after considering the Company’s current working capital requirements, FCBA intends to initially purchase up to a maximum of 100,000 shares under the terms of this Repurchase Plan.

The Repurchase Plan will be conducted pursuant to the following terms and conditions:

1.	As of the effective date of the Repurchase Plan, 22,000,000 shares of common stock were authorized, with 4,082,002 shares issued and outstanding.

2.	The common stock to be purchased is currently held by approximately 665 shareholders.

3.	FCBA is not in the process of conducting a public or private offering of its common stock. Purchases under the Repurchase Plan will be suspended at any time the FCBA is engaged in a public or private offering, or a tender offer.

4.	At the option of the Board, the repurchases will be made either in the open market or in a private transaction as set forth in paragraph 8.

5.	FCBA shall not engage in any repurchases during the periods between the fifth trading day prior to the end of a quarter and the third day following the availability of financial information for that quarter, which (if not available as part of a Form 10-Q, Form 10-K or Form 8-K) shall be provided to the selling shareholder prior to the repurchase of stock.

6.	FCBA, at its discretion, will determine the timing, quantity, and price of all purchases under the Repurchase Plan. Transactions will be made by and under the supervision of FCBA’s Chief Executive Officer/President.

7.	With respect to purchases made through a broker, FCBA will employ one broker on any single day, or if a broker is not used, then through only one dealer on any single day. The broker/dealer will be selected from a Board-approved list of broker/dealers currently handling transactions for FCBA.

8.	FCBA’s common stock is listed on the National Association of Securities Automated Quotation (“NASDAQ”) – Capital Market System under the symbol “FCFL.” Repurchases will be made only if there is a current independent bid quotation for the common stock reported in Level 2 of NASDAQ.

9.	The repurchase price will not exceed the lowest current independent offer quotation in Level 2 of the NASDAQ – Capital Markets System.

10.

The amount repurchased in any one day, excluding block purchases,[1] will not exceed the higher of (i) one round lot or (ii) the number of round lots closest to 25% of the average trading volume for the security.

11.	Block purchases in amounts up to and including 20,000 shares from any one offeror shall be paid in cash under regular settlement terms.

12.	Block purchases in excess of 20,000 shares from any one offeror shall be purchased on an individually negotiated arms-length basis (and not through a broker) with each offeror under an agreement containing substantially the following terms and conditions:

a.	Payment shall be made in cash no earlier than two (2) months and no later than 12 months from the date of tender of shares.

b.	Payment shall be made only if FCBA has sufficient funds available for such purchases, and only if such payments do not reduce FCBA’s consolidated capital below regulatory capital requirements at the time such payment is made. When FCBA has determined that sufficient funds are available, payment will be made to persons tendering their shares on a first tendered basis.

c.	Should sufficient funds not become available before the lapse of any offeror’s waiting period, all shares tendered by that offeror shall be returned by FCBA within ten (10) days of the expiration of such period.

Other Considerations

Rule 13d-1. As the number of shares outstanding are reduced, the percentage of ownership of each of the shareholders of FCBA will naturally increase, which may result in some shareholders inadvertently reaching a 5% level of beneficial ownership. FCBA will issue a press release at the time the Repurchase Plan commences to serve as notice to such shareholders. In addition, FCBA intends to notify shareholders, that become beneficial owners of 5% or more of FCBA’s common stock, of the need to file a Schedule 13D or Schedule 13G, as the case may be, with the Securities and Exchange Commission as FCBA becomes aware of such ownership.

Change in Control. Pursuant to 12 C.F.R. 225, a person shall be determined, subject to rebuttal, to have acquired control of FCBA, if such individual acquires more than 10% of any class of FCBA’s voting stock. FCBA, by repurchasing common stock pursuant to its Stock

[1]	A block purchase is:
a.	A purchase which has a purchase price (excluding commission or mark up) of at least $200,000; or
b.	A purchase of at least 5,000 shares with a purchase price (excluding commission or mark up) of at least $50,000; or
c.	A purchase which is at least 20 round lots and equals at least 150% of the average daily trading volume for that security during the preceding four calendar weeks.

Repurchase Plan, will cause the number of shares outstanding to be reduced thereby increasing the percentage ownership of each of its shareholders. Under certain circumstances, a shareholder of FCBA could inadvertently acquire “control” of FCBA as that term is defined in 12 C.F.R. §225(e). Under Part 225, certain transactions are exempt from prior approval of or notice to the Federal Reserve Board. One such exemption is contained in 12 C.F.R. §225.42(b)(2), when the acquisition of control is a result of a bank holding company’s acquisition of its own securities. The issuance of a press release should provide sufficient notice to any of FCBA’s shareholders who may inadvertently exceed the 10% threshold as a result of the purchase of common stock pursuant to the Repurchase Plan. Notwithstanding, FCBA intends to closely monitor its repurchases and will confirm with its Stock Transfer Agent to determine if any shareholders will become 10% shareholders as a result of a particular repurchase. In such instances, FCBA will notify the shareholder(s) in writing of the need to file either a change of control application or rebuttable presumption notice, whichever is appropriate, with the Federal Reserve Board.

This Stock Repurchase Plan will remain in effect until December 31, 2008 or the investment of $1,400,000 under this Plan, whichever takes place earlier. The Stock Repurchase Plan may be terminated at any time upon appropriate action by the Board.

Wherefore, this 2007 Stock Repurchase Plan dated November 13, 2007 as set forth above is hereby acknowledged and approved.

FIRST COMMUNITY BANK CORPORATION OF AMERICA

By:	/s/ Kenneth P. Cherven	By:	/s/ Kay M. McAleer
Name:	Kenneth P. Cherven	Name:	Kay M. McAleer
Its:	Chief Executive Officer and President	Its:	Corporate Secretary

Dated: November 13, 2007